Exhibit 3.1.30

Contact Information	Kansas Secretary of State	CK
Kansas Secretary of State	Certificate for a Kansas Limited Partnership
Ron Thornburgh	51
Memorial Hall, 1st Floor
120 S. W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564 kssos@kssos.org www.kssos.org	All information must be completed or this document will not be accepted for filing.

I HEREBY CERTIFY THIS TO BE A TRUE AND CORRECT COPY OF THE ORIGINAL ON FILE. CERTIFIED ON THIS DATE 7/2/04 RAN THORNBURGH, SECRETARY OF STATE Do not write in this space

1. Name of the limited partnership:

Carrabba’s/Kansas-I, Limited Partnership

2. Address of registered office in Kansas:

Address must be a street address. A post office box is unacceptable.

515 South Kansas Ave.	Topeka	Kansas	66603
Street address	City	State	Zip

Name of resident agent at the registered office:

The Corporation Company, Inc.

3. Names and addresses of the general partners:

Name	Street address	City	State	Zip
Carrabba’s Kansas, Inc.	2202 N. West Shore Blvd 5th FL	Tampa	Florida	33607

4. The latest date upon which the limited partnership is to dissolve:	June	30	2034
	Month	Day	Year

We declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 29th day of June, 2004 by all general partners.
Day Month Year

/s/ Joseph J. Kadow, Vice President
General partner	General partner

General partner	General partner

Instructions

Submit this form in duplicate with the $165 filing fee.

Notice: There is a $25 service fee for all returned checks.

Contact Information	Kansas Secretary of State	CK
Kansas Secretary of State	Kansas Limited Partnership Certificate of Amendment
Ron Thornburgh		53-14
Memorial Hall, 1st Floor
120 S. W. 10th Avenue	All information must be completed or this document will not be accepted for filing.
Topeka, KS 66612-1594
(785) 296-4564 kssos@kssos.org www.kssos.org
Do not write in this space

1. Name of the limited partnership:

Carrabba’s/Kansas-I, Limited Partnership

Name must match the name on record with the Secretary of State

2. The limited partnership amends its certificate as follows:

The name of the partnership will be Carrabba’s/Kansas Two-I, Limited Partnership

Name of resident agent at the registered office:

The Corporation Company, Inc.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 19th of July, 2004

Day                        Month    Year

/s/ Steven T. Shlemon
General partner
Steven T. Shlemon
President
Carrabba’s Kansas, Inc.
General Partner

Instructions

Submit this form in duplicate with the $35 filing fee.

Notice: There is a $25 service fee for all returned checks.